UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BRAZIL MINERALS, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BRAZIL MINERALS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Brazil Minerals, Inc.

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

INFORMATION STATEMENT

(Preliminary)

July 26, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Brazil Minerals, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Brazil Minerals, Inc., a Nevada corporation (the “Company “), to notify the Stockholders that, on July 22, 2019, the Company received approval from the Board of Directors of the Company (the “Board”) and, on July 24 2019, a written consent in lieu of a meeting (the “Written Consent”) from a certain holder (the “Majority Stockholder”) of Series A Preferred Stock, par value $0.001 per share (“Series A Stock”). The Majority Stockholder beneficially owns one share of Preferred Stock, which has 51% of the voting power with respect to the approval by stockholders of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by two hundred million (250,000,000) from nine hundred fifty million (950,000,000) to one billion two hundred million (1,200,000,000) (the “Authorized Increase”).

On July 22, 2019, the Board approved this action and recommended to the Majority Stockholder that he approve them. On July 24, 2019, the Majority Stockholder approved the Authorized Increase by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about August ___, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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INTRODUCTION

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action on or around August ___, 2019. This Information Statement contains a brief summary of the material aspects of the Authorized Increase approved by the Board of Brazil Minerals, Inc. (the “Company,” “we,” “our,” or “us “) and the Majority Stockholder who holds a majority of the voting capital stock of the Company.

Voting Stock

As of July 26, 2019, there were issued and outstanding 914,784,917 shares of Common Stock, and one share of Series A Stock (“Series A Stock”). The one share of Series A Stock entitles the holder to 51% of the total voting power on all matters. Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company is required to approve the Authorized Increase by written consent. The Majority Stockholder has voted his one share of Series A Stock in favor of the Authorized Increase, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the number of shares of Series A Stock held and voted by the Majority Stockholder in favor of the Authorized Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Voting Stock Voted by Majority Stockholder	Percentage of the Voting Equity that Voted in Favor of the Authorized Increase
Marc Fogassa	1 Share of Series A Stock	51%

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ACTION TO BE TAKEN

The Authorized Increase will become effective only on such date in which we file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”), with the State of Nevada.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of our Common Stock will be increased by two hundred fifty million (250,000,000) from nine hundred fifty million (950,000,000) to one billion two hundred million (1,200,000,000) shares.  The Board of Directors believes that the Authorized Increase is necessary and advisable so that the Company shall have sufficient number of authorized and unissued and unreserved shares to issue including those needed for the new equity investors that it obtained and for conversion of unpaid contractual obligations to its Chief Executive Officer. The Authorized Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on our existing stockholders if additional shares are issued. We are not increasing our authorized shares of Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock and our Preferred Stock as of July 26, 2019 of (i) each person known to us to beneficially own more than 5% of such stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of July 22, 2019, there were a total of 914,784,917 shares of Common Stock, and one share of Series A Stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 26, 2019, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D’Agua, MG 39.398-000, Brazil. The Certificate of Designations, Preferences and Rights of our Series A Stock provides that for so long as the Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of our Common Stock and the holders of any class or series of shares entitled to vote with the Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of other stock in the Company being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

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					Percentage of Voting Power
		Shares Beneficially			of all Outstanding Classes
Name and Address (1)	Office	Owned (2)		Percent of Class (3)	of Company Stock (4)

Common Stock

Marc Fogassa	Director, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	365,201,226	(5)	29.17%	14.29%

Ambassador Roger Noriega	Director	65,428,637	(6)	6.67%	3.27%

All executive officers and directors as a group (2 people)		430.629,863	(5)(6)	29.17%	14.29%

Igor Tkachenko		200,000,000		21.86%	10.71%

Series A Stock

Marc Fogassa	Director	1		100.00%	51.00%

All executive officers and directors as a group (2 people)		1		100.00%	51.00%

———————

(1) The mailing address of each of the officers, directors, and affiliates set forth below is c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D'Agua, MG 39.398-000, Brazil.

(2) Beneficial ownership is determined in accordance with rules promulgated by the SEC.

(3) Based on 914,784,917 shares of common stock issued outstanding as of July 26, 2019 and additional shares issuable upon exercise of options.

(4) The holders of our Series A Stock vote together as a single class with the holders of our Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. Based on their beneficial ownership of shares of Series A Stock and Common Stock as of July 26, 2019, each person set forth in the table had the approximate percentage of the voting power of the common and preferred stock voting together as a single class as of such date set forth opposite their name.

(5) Includes shares of our common stock which are obtainable through exercise of options received on extinguishment of notes issued by the Company to Marc Fogassa for various unpaid obligations and shares of common stock owned by entities deemed to be controlled by Marc Fogassa.

(6) Includes shares of our common stock which are obtainable through exercise of options received as compensation for directorship.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

You may request a copy of these filings, at no cost, by writing Brazil Minerals, Inc., at its address of Rua Vereador João Alves Praes nº 95-A, Olhos D’Agua, MG 39.398-000, Brazil, or telephoning the Company at (833) 661-7900. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement, except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Rua Vereador João Alves Praes nº 95-A, Olhos D’Agua, MG 39.398-000, Brazil, or telephoning the Company at (833) 661-7900.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Marc Fogassa
Chief Executive Officer
Director

Dated: July 26, 2019

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